Exhibit No. 13
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170



           COMPUTATION OF NET INCOME PER COMMON SHARE
                        DECEMBER 31, 1996

Primary
  Net Income                                         $ 1,182,000
  Deemed Dividend on Preferred Stock
                                                     (1,147,000)
  Preferred Stock Dividend                                      (
                                                     276,000)

  Net (Loss) Used for Primary Per Share Amounts                 (
                                                     564,000)

Average Shares Outstanding                             5,231,814

Add:
  Common Equivalent Shares, Determined Using the
     "Treasury Stock Method" Issuable Upon Exercise      654,340
  Common Shares Issuable Related to Convertible
     Securities (Series B Preferred Stock)
     which are Common Stock Equivalents                  642,886
  Contingently Issuable Shares Based on the
     Attainment of Certain Revenue Criteria
     in Connection with Furash Acquisition               114,288

  Weighted Average Number of Shares Used in
     Calculation of Primary Income Per Share           6,643,328

Primary Net (Loss) Per Common Share                  $
                                                     (.08)